Exhibit 10.29

SIGNAL GENETICS, INC.

UNSECURED DEMAND PROMISSORY NOTE

$1,105,109	March 6, 2015

FOR VALUE RECEIVED, SIGNAL GENETICS, INC., a Delaware corporation (“Payor”), hereby unconditionally promises to pay, in lawful money of the United States of America, to the order of Bennett LeBow, or his assigns (“Holder”) located at 667 Madison Avenue, New York, New York 10065, the principal sum of one million one hundred five thousand one hundred nine dollars ($1,105,109.00) with interest, computed on the basis of the actual number of days elapsed in a 360-day year, at a rate per annum which shall be equal to eight percent (8.0%), compounded quarterly as of the last day of each calendar quarter. Interest shall begin to accrue on the date of this Unsecured Promissory Note (the “Note”) and shall continue on the outstanding principal amount hereof until paid in full. If, at any time, any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal amount of this Note.

1.               Payment; Maturity; Default Interest.

(a)       At any time on or after June 30, 2015, Holder may demand payment of the entire outstanding principal balance of this Note and all unpaid accrued interest thereon (a “Payment Demand”). All payments shall be applied first to accrued interest, and thereafter to principal. If any payments on this Note become due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

(b)       Upon the occurrence and during the continuance of any Event of Default (as defined in this Note), the principal balance of this Note shall bear interest at the rate of [eleven percent (11%)] per annum, compounded quarterly as of the last date of each calendar quarter, including after the commencement of, and during the pendency of, any bankruptcy or other insolvency proceeding.

2.  Representations of Payor.  Payor hereby represents and warrants as of the date of this Note, as follows:

(a)       Payor is a corporation duly incorporated and in good standing under the laws of its state of incorporation.

(b)       The execution, delivery and performance of this Note and the transactions contemplated hereunder (i) are all within Payor’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) are not in contravention of law or the terms of Payor’s certificate of incorporation or  bylaws, or any indenture, agreement or undertaking to which Payor is a party or by which Payor or its property is bound and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Payor.

(c)       This Note constitutes the legal, valid and binding obligation of Payor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and by general equitable principles.

3. Default; Remedies.

(a)       The occurrence of any of the following events shall be an Event of Default hereunder:

(i)         Payor shall fail to make any payment of (i) principal outstanding hereunder on demand as demand is permitted hereunder, or (ii) following three (3) Business Days’ written notice, interest on this Note or any fee provided for herein on demand as demand is permitted hereunder; or

(ii)        default by Payor in the performance or observance of any covenant, agreement or condition contained in this Note and such default shall have continued for a period of ten (10) days after notice thereof to Payor; or

(iii)       any representation or warranty made by Payor in this Note shall prove to have been incorrect, untrue or misleading in any material respect; or

(iv)       a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Payor or all or any part of its properties and such petition or application is not dismissed within forty five (45) days after the date of its filing or Payor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner; or

(vi)       Payor makes an assignment for the benefit of creditors or a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Payor or for all or any part of its property.

(b)       Upon the occurrence and during the continuance of any Event of Default, all unpaid principal on this Note, accrued and unpaid interest thereon and all other amounts owing hereunder shall, at the option of the Holder, be immediately due, payable and collectible by Holder pursuant to applicable law.

(c)       Upon the occurrence and during the continuance of any Event of Default, interest shall accrue at the rate set forth in Section 1(b) herein and Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4. Waiver; Payment of Fees and Expenses. Payor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by Holder shall constitute a waiver, election or acquiescence by it.

5. Cumulative Remedies. Holder’s rights and remedies under this Note shall be cumulative. Holder shall have all other rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code, by law or in equity. No exercise by Holder of one right or remedy shall be deemed an election, and no waiver by Holder of any Event of Default shall be deemed a continuing waiver.

6. Miscellaneous.

(a)       Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of New York (without giving effect to the conflicts of laws principles thereof) as to all matters, including, without limitation, matters of validity, construction, effect and performance.

(b)       Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Neither party may assign this Note or delegate any of its rights or obligations hereunder without the written consent of the other party.

(c)       Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(d)       Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be mailed by prepaid registered or certified mail, timely deposited with an overnight courier such as Federal Express, or delivered against receipt (including by confirmed facsimile transmission), at the addresses set forth below or to such other address as the party may have furnished in writing in accordance with the provisions of this section.  Any notice or other communication shall be deemed to have been given, made and received upon receipt; provided, that any notice or communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

To Holder:	Bennett LeBow
667 Madison Avenue
New York, New York 10065

To Payor:	Signal Genetics, Inc.
5740 Fleet Street Carlsbad, California 92008
Attn: Chief Executive Officer

(e)       Amendments; Waiver. No amendment, modification or waiver of any provision of this Note or consent to the departure therefrom shall be effective without the written consent of Payor and the Holder, and then it shall be effective only in the specific instance and for the specific purpose for which it was given.

(f)       Severability.  In the event that any provision of this Note shall be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Note, it being hereby agreed that such provisions are severable and that this Note shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Unsecured Demand Promissory Note to be duly executed as of the date first written above.

SIGNAL GENETICS, INC.

By: /s/ Samuel D. Riccitelli
Name:  Samuel D. Riccitelli
Title:  Chief Executive Officer